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                    ALOETTE COSMETICS, INC. AND SUBSIDIARIES
                                   EXHIBIT 11

                  SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE for the three and nine months ending September 30, 1996 and 1995

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                                                                        Three Months                   Nine Months
                                                                     Ended September 30,           Ended September 30,
                                                                  1996             1995             1996              1995
                                                              -----------      -----------      -----------      ------------
Net income (loss)                                             $   208,688      $    24,093      $   660,716      $(4,750,837)

Weighted average number of common shares
   outstanding during the year                                  2,157,253        2,157,253        2,157,253        2,157,253

Net income (loss) per common share                            $       .10      $       .01      $       .31      $     (2.20)

                      PRIMARY (1)

Net income (loss)                                             $   208,688      $    24,093      $   660,716      $(4,750,837)

Weighted average number of shares used in
   calculation of primary income (loss) per share               2,194,245        2,157,253        2,188,107        2,157,253

Primary net income (loss) per common share                    $       .10      $       .01      $       .30      $     (2.20)

                   FULLY DILUTED (1)

Net income (loss)                                             $   208,688      $    24,093      $   660,716      $(4,750,837)

Weighted average number of shares used in
   calculation of fully diluted income (loss) per share         2,194,245        2,157,253        2,193,162        2,157,253

Fully diluted net income (loss) per common share              $       .10      $       .01      $       .30      $     (2.20)

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(1)  This calculation is submitted in accordance with the regulations of the
     Securities and Exchange Commission although not required by APB Opinion No. 15 because it results in dilution of less than 3%.